Exhibit 99.1


                     Western Alliance Reports Net
Income of $7.9 Million or $0.25 Per Share for the Second Quarter 2007


    LAS VEGAS--(BUSINESS WIRE)--July 18, 2007--Western Alliance
Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2007.

    Second Quarter 2007 Highlights:

    -- Net income of $7.9 million, net of after-tax charges of $2.5 million related to mark-to-market securities losses under FAS 159, $1.2 million provision expense resulting from charge-offs on loans from acquired branches, and $0.5 million in merger-related charges. Net income was down 30.3% from $11.4 million in the first quarter 2007 and 26.9% from the second quarter 2006

    -- Diluted earnings per share of $0.25, net of per-share charges of $0.08, $0.04, and $0.02 incurred for the items described above, respectively, compared to $0.39 in the first quarter 2007 and $0.38 in the second quarter 2006

    -- Net revenue (sum of net interest income and non-interest income) of $51.2 million, up 10.3% from $46.4 million in the first quarter 2007 and 16.4% from the second quarter 2006

    -- Loans of $3.39 billion at June 30, 2007, up 1.6% or $53 million from March 31, 2007, and 22.2% or $616 million from one year ago, including organic growth of $53 million and $324 million, respectively

    -- Deposits of $3.82 billion at June 30, 2007, down 0.9% or $33 million from March 31, 2007, and up 19.3% or $617 million from one year ago, including an organic decline of $33 million and organic increase of $215 million, respectively

    Financial Performance

    Western Alliance Bancorporation reported net income of $7.9 million for the second quarter 2007, down 30.3 percent from $11.4 million for the first quarter 2007 and 26.9 percent from $10.9 million for the second quarter 2006. Second quarter 2007 income includes a $2.5 million ($0.08 per share) after-tax loss due to the early adoption of FAS 159.

    Effective January 1, 2007 the Company adopted Financial Accounting Standard 159, which permitted the election of fair value measurement of certain assets and liabilities. Western Alliance elected this option for $252 million of securities with an estimated average remaining duration of three years. Under FAS 159, the book value of these securities floats with market valuations as a non-cash adjustment to earnings. In 2006, these securities were classified as "available for sale" or "held to maturity" and changes in valuations were either reflected as a direct adjustment to equity or disclosed but not recognized, depending on their classification. The valuation decline in this portfolio resulting from the substantial increase in market rates in the second quarter 2007 was $2.5 million, net of tax.

    Western Alliance recognized a provision for loan losses of $2.0 million ($0.04 per share after tax) for the second quarter 2007, compared to $0.4 million for the first quarter. The increase in the second quarter provision was entirely due to $2.2 million in loan losses arising from three loans at offices the Company acquired in 2006, one of which was originated shortly after the merger was completed.

    Western Alliance also incurred a $0.5 million after-tax charge ($0.02 per share) for costs of consolidation and lease termination of the Reno office of its Bank of Nevada affiliate into the headquarters office of First Independent Bank of Nevada, which was acquired on March 30, 2007. This branch consolidation was completed on July 1.

    Included in the second quarter 2007 income was a $0.6 million after-tax charge ($0.02 per share) for amortization of intangible assets arising from acquisitions compared to $0.3 million ($0.01 per share) for the first quarter.

    Loans organically grew $53 million to $3.39 billion at June 30, 2007 from March 31, 2007 and increased $616 million, including organic growth of $324 million, from June 30, 2006. Deposits decreased $33 million to $3.82 billion from March 31, 2007 and increased $617 million, including organic growth of $215 million, from June 30, 2006.

    "Our performance for the quarter was disappointing, especially in relation to the loan charge-offs from our acquired branches. We have always prided ourselves on our exceptional asset quality and internal monitoring procedures, and this quarter's losses are viewed as unacceptable by the entire management team. As planned, the office that originated the largest of these losses has now been merged into another branch, and we have reviewed and remain comfortable with its remaining portfolio," said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. "Like the rest of the industry, Western Alliance has experienced sluggish balance sheet growth this year, which also contributed to our disappointing earnings. Although we would obviously like our loan growth to accelerate, we will not sacrifice our prudent underwriting standards.

    Sarver continued, "In furtherance of our goal of increasing shareholder value, I am very pleased with our recent agreement to acquire a majority stake in Shine Investment Advisory Services, which takes us into Colorado in providing asset management products. Upon closing this transaction, total assets under administration will be approximately $2.5 billion. We also launched PartnersFirst Affinity Services, a new division that issues affinity group credit cards using the same approach that has made other Western Alliance affiliates a success, providing exceptional service to an underserved segment of the market. Both of these entities are staffed with seasoned professionals who have demonstrated their ability to create value through the generation of exceptional returns. We have high expectations that these new business ventures will be a strong impetus to improving our stock price performance."

    Income Statement

    Net interest income increased 15.9 percent to $45.8 million in the second quarter 2007 from $39.5 million in the second quarter 2006. The interest margin in the second quarter 2007 was 4.52 percent, compared to 4.58 percent in the first quarter 2007. The margin was 4.72 percent in the second quarter 2006.

    The provision for loan losses was $2.0 million for the second quarter 2007 compared to $0.4 million for the first quarter 2007 and $2.5 million for the second quarter 2006. Non-accrual loans were $0.7 million or 0.02 percent of total loans at June 30, 2007, compared to $1.8 million (0.05 percent of loans) at March 31, 2007. Net loan charge-offs were $2.7 million (0.31 percent of loans, including 0.25 percent from acquired offices) for the second quarter 2007, compared to $0.5 million (0.07 percent of loans) for the same period in 2006.

    Non-interest income was $5.4 million for the second quarter 2007, up 20.6 percent from $4.5 million for the same period in 2006. For the first quarter 2007, non-interest income was $5.6 million.

    Net revenue was $51.2 million for the second quarter 2007, up 16.4 percent from $44.0 million for the second quarter 2006. For the first quarter 2007, net revenue was $46.4 million.

    Non-interest expense was $33.7 million for the second quarter 2007, up 37.0 percent from $24.6 million for the same period in 2006. For the first quarter 2007, non-interest expense was $28.9 million. We had 1,000 full-time equivalent employees on June 30, 2007 compared to 959 on March 31, 2007 and 717 on June 30, 2006. We had 35 full-service banking offices on June 30, 2007 and March 31, 2007, compared to 26 on June 30, 2006.

    Net income decreased 26.9 percent to $7.9 million for the second quarter 2007 compared to $10.9 million for the same period last year. Diluted earnings per share were $0.25 compared with $0.38 for the second quarter 2006. Average diluted shares increased 9.9 percent to
31.8 million for the second quarter 2007 compared to 29.0 million for the second quarter 2006.

    For the first half of 2007 compared to 2006, net income was flat at $19.3 million and fully-diluted earnings per share decreased 11.3 percent from $0.71 to $0.63.

    Balance Sheet

    Loans totaled $3.39 billion at June 30, 2007, an increase of 1.6 percent from March 31, 2007 and 22.2 percent from $2.77 billion at June 30, 2006. Total loans acquired in the First Independent merger were $293 million. Organic loan growth for the quarter and 12 months ended June 30, 2007 was $53 million and $323 million, respectively. At June 30, 2007 the allowance for loan losses was 1.09 percent of gross loans, compared to 1.12 percent at March 31, 2007 and 1.16 percent at June 30, 2006.

    Deposits totaled $3.82 billion at June 30, 2007, a decrease of 0.9 percent from March 31, 2007 and an increase of 19.3 percent from $3.20 billion at June 30, 2006. Total deposits acquired in the First Independent merger were $403 million. Organic deposit growth for the quarter and 12 months ended June 30, 2007 was a decline of $33 million and an increase of $215 million, respectively. Non-interest bearing deposits comprised 30.5 percent of total deposits at June 30, 2007. At June 30, 2007 non-interest bearing deposits from title companies were
6.4 percent of total deposits, compared to 7.3 percent at March 31, 2007, and 11.5 percent at June 30, 2006. Customer repurchase agreements totaled $196 million at June 30, 2007, up 11.2 percent from $176 million at March 31, 2007 and an increase of 41.3 percent from $139 million at June 30, 2006. Excluding non-interest bearing title company deposits, customer deposits and customer repurchase agreements totaled $3.77 billion at June 30, 2007, representing organic growth of
0.6 percent or $23 million from March 31, 2007 and organic growth of
13.3 percent or $395 million from one year ago.

    At June 30, 2007 the company's loan to deposit ratio was 88.8 percent compared with 86.7 percent one year earlier. Fed funds sold totaled $73 million at June 30, 2007, down 15.9 percent from $87 million at June 30, 2006.

    Stockholders' equity increased $152 million from June 30, 2006 to $519 million at June 30, 2007, primarily due to stock issued in connection with the acquisition of First Independent Capital and an increase in retained earnings. At June 30, 2007 tangible common equity was 6.3 percent of tangible assets and total risk-based capital was
10.7 percent of risk-weighted assets.

    Western Alliance repurchased 20,000 shares of its common stock during the quarter ended June 30, 2007 under its $50 million share repurchase program effective through the end of 2008. The average per share price paid for the repurchased stock was $29.10.

    Total assets increased 22.0 percent to $4.75 billion at June 30, 2007 from $3.89 billion at June 30, 2006. Of this growth, $327 million was organic, while $531 million represents the June 30, 2007 assets acquired through the First Independent merger on March 31, 2007.

    Operating Unit Highlights

    Bank of Nevada reported a loan decrease of $5 million during the second quarter 2007 and an increase of $209 million during the last 12 months to $2.12 billion at June 30, 2007. Deposits decreased $103 million and $149 million to $2.17 billion during the same periods, respectively. Excluding FAS 159 and merger-related charges, net income at Bank of Nevada was $9.7 million during the second quarter 2007 compared with $11.0 million during the first quarter 2007 and $10.2 million for the same period last year.

    Alliance Bank of Arizona reported loan growth of $21 million during the second quarter 2007 and $30 million during the last 12 months to $524 million. Deposits increased $43 million and $168 million to $662 million during the same periods, respectively. Excluding FAS 159 charges, net income at Alliance Bank of Arizona was $1.0 million during the second quarter 2007 compared with $1.1 million during the first quarter 2007 and $1.2 million for the same period one year ago.

    Torrey Pines Bank reported loan growth of $11 million during the second quarter 2007 and $54 million during the last 12 months to $435 million. Deposits increased $4 million and $126 million to $524 million during the same periods, respectively. Excluding FAS 159 charges, net income at Torrey Pines Bank was $1.2 million during the second quarter 2007 compared with $1.1 million during the first quarter 2007 and $1.2 million during the second quarter 2006.

    Alta Alliance Bank reported loan growth of $10 million during the second quarter 2007 and $22 million since its inception October 16, 2006. Deposits increased $7 million for the quarter and grew to $49 million since inception. Alta Alliance Bank incurred a net loss of $0.6 million during the second quarter 2007 compared to $0.5 million during the first quarter 2007.

    First Independent Bank reported loan growth of $17 million during the second quarter 2007 to $310 million. Deposits increased $11 million to $414 million during the second quarter 2007. Net income at First Independent Bank was $1.4 million during the second quarter.

    Assets under management at Miller/Russell and Associates were $1.58 billion at June 30, 2007, up 22.5 percent from $1.29 billion at June 30, 2006. At Premier Trust, assets under management increased
59.9 percent from $162 million to $259 million from June 30, 2006 to June 30, 2007. Total trust assets increased 36.6 percent from $339 million to $463 million for the same periods, respectively.

    Subsequent Events

    On July 10, 2007, Western Alliance announced plans to acquire a majority interest in Shine Investment Advisory Services ("Shine"), a registered investment advisor in Denver, Colorado. Shine had approximately $400 million in assets under management at June 30, 2007.

    On July 12, 2007, Western Alliance announced the formation of
PartnersFirst Affinity Services, a division of its Torrey Pines Bank affiliate. PartnersFirst will focus on affinity credit card marketing using an innovative model and approach.

    Attached to this press release is summarized financial information for the quarter ended June 30, 2007.

    Conference Call

    Western Alliance Bancorporation will host a conference call to discuss its second quarter 2007 financial results at noon ET on Thursday, July 19, 2007. Participants may access the call by dialing 800-289-0533, using the pass code 8771974. The call will be recorded and made available for replay after 5:00 p.m. ET July 19 until 11 p.m. ET July 26 by dialing 888-203-1112 using the pass code 8771974.

    Cautionary Note Regarding Forward-Looking Statements

    This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management's estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management's estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

    We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

    About Western Alliance Bancorporation

    Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.



Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
                At or for the three months      For the six months
                      ended Jun. 30,              ended Jun. 30,
                  2007     2006   Change %    2007     2006   Change %
----------------------------------------------------------------------

Selected
 Balance Sheet
 Data:
($ in millions)
Total assets    $4,746.8 $3,889.6     22.0%
Gross loans,
 including net
 deferred fees   3,388.9  2,772.6     22.2
Securities         685.6    587.0     16.8
Federal funds
 sold               73.0     86.8    -15.9
Deposits         3,815.8  3,198.4     19.3
Borrowings          90.9     88.1      3.2
Junior sub. and
 subordinated
 debt              110.2     81.9     34.6
Stockholders'
 equity            519.4    367.1     41.5

Selected Income
 Statement
 Data:
($ in
 thousands)
Interest income  $76,846  $59,382     29.4% $144,159 $101,578    41.9%
Interest
 expense          31,020   19,839     56.4    57,477   32,641    76.1
                -------- --------           -------- --------
Net interest
 income           45,826   39,543     15.9    86,682   68,937    25.7
Provision for
 loans losses      2,012    2,456    -18.1     2,453    2,998   -18.2
Net interest
 income after
 provision for
 loan losses      43,814   37,087     18.1    84,229   65,939    27.7
Gain/(loss) on
 sale of
 securities            -        -      0.0       284        -   100.0
Mark-to-market
 losses (net)    (3,766)        -   -100.0   (3,779)        -  -100.0
Non-interest
 income            5,405    4,482     20.6    10,995    7,979    37.8
Non-interest
 expense          33,661   24,570     37.0    62,582   44,090    41.9
                -------- --------           -------- --------
Income before
 income taxes     11,792   16,999    -30.6    29,147   29,828    -2.3
Income tax
 expense           3,846    6,122    -37.2     9,798   10,513    -6.8
                -------- --------           -------- --------
Net Income        $7,946  $10,877    -26.9   $19,349  $19,315     0.2
                ======== ========           ======== ========
Memo:
 intangible
 asset
 amortization
 expense, net
 of tax             $557     $201    177.1      $814     $257   216.7

Common Share
 Data:
Net income per
 share:
Diluted net
 income per
 share              0.25     0.38    -34.2      0.63     0.71   -11.3
Book value per
 share             17.23    13.81     24.8
Tangible book
 value per
 share (net of
 tax)               9.73     8.52     14.2
Average shares
 outstanding
 (in
 thousands):
   Basic          29,666   26,295     12.8    28,308   24,589    15.1
   Diluted        31,843   28,983      9.9    30,512   27,169    12.3
Common shares
 outstanding      30,148   26,586     13.4




Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
                     At or for the three months  For the six months
                           ended Jun. 30,          ended Jun. 30,
                       2007     2006   Change % 2007   2006  Change %
----------------------------------------------------------------------

Selected Performance
 Ratios:
Return on average
 assets (1)              0.68%    1.16%   -41.4% 0.89%  1.18%   -24.6%
Cash return on
 average tangible
 assets (1) (2)          0.77     1.22    -36.9  0.97   1.22    -20.5
Return on average
 stockholders'
 equity (1)              6.15    12.02    -48.8  8.37  12.72    -34.2
Cash return on
 average tangible
 stockholders'
 equity (1) (2)         11.60    17.86    -35.1 14.33  15.89     -9.8
Net interest margin
 (1)                     4.52     4.72     -4.2  4.55   4.64     -1.9
Net interest spread      3.42     3.62     -5.5  3.41   3.56     -4.2
Efficiency ratio -
 tax equivalent
 basis                  63.80    55.74     14.5 62.93  57.14     10.1
Loan to deposit
 ratio                  88.81    86.69      2.4

Capital Ratios:
   Tangible Common
    Equity                6.3%     5.9%     6.8
   Tier 1 leverage
    ratio                 8.2      8.3     -1.2
   Tier 1 Risk Based
    Capital               8.9      9.3     -4.3
   Total Risk Based
    Capital              10.7     11.0     -2.7

Asset Quality
 Ratios:
Net charge-offs to
 average loans
 outstanding (1)         0.31%    0.07%   342.9  0.18%(0.01)%      NA
Non-accrual loans to
 gross loans             0.02     0.00       NA
Non-accrual loans to                         NA
 total assets            0.02     0.00
Loans past due 90                            NA
 days and still
 accruing to total
 loans                   0.19     0.00
Allowance for loan
 losses to gross
 loans                   1.09     1.16     -6.0
Allowance for loan   greater  greater
 losses to non-       than 10  than 10
 accrual loans          times    times


======================================================================
(1) Annualized for the three and six-month periods ended June 30, 2007 and 2006.
(2) Cash return is defined as net income before intangible asset amortization expense.




Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income
Unaudited                             Three Months      Six Months
                                         Ended             Ended
                                        June 30,         June 30,
(in thousands, except per share
 data)
                                       2007    2006    2007     2006
----------------------------------------------------------------------
Interest income on:
  Loans, including fees              $67,193 $52,004 $126,213 $ 86,758
  Securities                           9,144   6,759   16,904   13,918
  Federal funds sold and other           509     619    1,042      902
    Total interest income             76,846  59,382  144,159  101,578
                                     ---------------------------------
Interest expense on:
  Deposits                            25,832  15,417   47,705   25,341
  Borrowings                           3,316   3,284    6,221    5,595
  Junior sub. and subordinated debt    1,872   1,138    3,551    1,705
    Total interest expense            31,020  19,839   57,477   32,641
                                     ---------------------------------
    Net interest income               45,826  39,543   86,682   68,937
Provision for loan losses              2,012   2,456    2,453    2,998
    Net interest income after
     provision for loan losses        43,814  37,087   84,229   65,939
  Gain (loss) from sale of
   securities                              -       -      284        -
  Mark-to-market losses, net          (3,766)      -   (3,779)       -
Other income:
  Trust and investment advisory
   services                            2,137   1,862    4,242    3,438
  Service charges                      1,167     867    2,236    1,536
  Bank owned life ins.                   960     609    1,888    1,221
  Other                                1,141   1,144    2,629    1,784
                                     --------------- -----------------
                                       5,405   4,482   10,995    7,979
                                     --------------- -----------------
Other expense:
  Compensation                        18,821  13,532   35,854   25,109
  Occupancy                            4,872   3,140    9,111    5,590
  Customer service                     1,896   1,963    3,219    3,212
  Merger expenses                        747       -      747        -
  Intangible amortization                557     201      814      257
  Other                                6,768   5,734   12,837    9,922
                                     --------------- -----------------
                                      33,661  24,570   62,582   44,090
                                     --------------- -----------------
    Income before income taxes        11,792  16,999   29,147   29,828

Income tax expense                     3,846   6,122    9,798   10,513
                                     --------------- -----------------

      Net income                     $ 7,946 $10,877 $ 19,349 $ 19,315
                                     =============== =================

  Diluted EPS                        $  0.25 $  0.38 $   0.63 $   0.71
                                     =============== =================




Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited
                                         Quarter ended
                          --------------------------------------------
($ in thousands,          Jun. 30, Mar. 31, Dec. 31, Sep. 30, Jun. 30,
   except per share data)   2007     2007     2006     2006     2006
----------------------------------------------------------------------
Interest income on:
  Loans, including fees    $67,193  $59,020  $59,526  $57,508  $52,004
  Securities                 9,144    7,760    7,037    6,541    6,759
  Federal funds sold and
   other                       509      533      600      295      619
     Total interest
      income                76,846   67,313   67,163   64,344   59,382
                          --------------------------------------------
Interest expense on:
  Deposits                  25,832   21,873   21,284   18,987   15,417
  Borrowings                 3,316    2,905    3,743    4,487    3,284
  Junior subordinated &
   subordinated debt         1,872    1,679    1,561    1,594    1,138
    Total interest
     expense                31,020   26,457   26,588   25,068   19,839
                          --------------------------------------------
    Net interest income     45,826   40,856   40,575   39,276   39,543
Provision for loan losses    2,012      441      709      953    2,456
                          --------------------------------------------
    Net interest income
     after provision        43,814   40,415   39,866   38,323   37,087
                          --------------------------------------------
  Gain (loss) from sale
   of securities                 -      284  (4,436)        -        -
  Mark-to-market losses,
   net                     (3,766)     (13)        -        -        -
Other income:
  Trust and other fees       2,137    2,105    2,011    1,897    1,862
  Service charges            1,167    1,069      996      918      867
  Bank owned life ins.         960      928      799      641      609
  Other                      1,141    1,488    1,454    1,175    1,144
                          --------------------------------------------
                             5,405    5,590    5,260    4,631    4,482
                          --------------------------------------------
Other expense:
  Compensation              18,821   17,033   15,415   14,243   13,532
  Occupancy                  4,872    4,239    3,812    3,556    3,140
  Customer service           1,896    1,323    1,655    1,817    1,963
  Merger expenses              747        -        -        -        -
  Intangible amortization      557      257      263      242      201
  Other                      6,768    6,069    5,794    5,199    5,734
                          --------------------------------------------
                            33,661   28,921   26,939   25,057   24,570
                          --------------------------------------------
Income before income
 taxes                      11,792   17,355   13,751   17,897   16,999
Income tax expense           3,846    5,952    4,744    6,330    6,122
                          -------- -------- -------- -------- --------
      Net income            $7,946  $11,403   $9,007  $11,567  $10,877
                          ======== ======== ======== ======== ========

  Diluted EPS                $0.25    $0.39    $0.31    $0.40    $0.38
                          ======== ======== ======== ======== ========




Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
                         Jun. 30, Mar. 31, Dec. 31,  Sep. 30, Jun. 30,
($ in millions)            2007     2007     2006      2006     2006
----------------------------------------------------------------------
Assets
Cash and due from banks    $122.9   $129.7   $143.7    $103.3   $137.5
Federal funds sold           73.0    166.8    121.2     103.8     86.8
                         ---------------------------------------------
    Cash and cash
     equivalents            195.9    296.5    264.9     207.1    224.3
                         ---------------------------------------------

Securities                  685.6    630.9    542.0     554.1    587.0
Gross loans, including
 net deferred loan fees:
  Construction              765.5    757.5    715.5     768.7    769.2
  Real estate:
    Commercial            1,438.6  1,420.6  1,232.3   1,168.8  1,061.0
    Residential             436.6    403.7    384.1     385.4    350.6
  Commercial                709.3    722.6    645.5     574.2    568.8
  Consumer                   47.1     38.2     29.6      26.1     26.7
  Net deferred fees         (8.2)    (6.6)    (3.7)     (3.6)    (3.7)
                         -------- -------- -------- --------- --------
                          3,388.9  3,336.0  3,003.3   2,919.6  2,772.6
Less: Allowance for loan
 losses                    (36.9)   (37.5)   (33.6)    (33.1)   (32.2)
                         ---------------------------------------------
    Loans, net            3,352.0  3,298.5  2,969.7   2,886.5  2,740.4
                         -------- -------- -------- --------- --------
Premises and equipment,
 net                        130.8    125.6     99.9      93.8     82.7
Bank owned life
 insurance                   86.2     85.2     82.1      56.3     55.6
Goodwill and other
 intangibles                237.4    237.4    147.5     146.7    145.3
Other assets                 58.9     53.5     63.5      58.3     54.3
                         -------- -------- -------- --------- --------
    Total assets         $4,746.8 $4,727.6 $4,169.6  $4,002.8 $3,889.6
                         ======== ======== ======== ========= ========




Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets (continued)

                         Jun. 30, Mar. 31, Dec. 31,  Sep. 30, Jun. 30,
($ in millions)            2007     2007     2006     2006      2006
----------------------------------------------------------------------
Liabilities and
 Stockholders' Equity
Liabilities
  Non-interest bearing
   demand deposits       $1,165.4 $1,243.0 $1,158.2  $1,058.7 $1,188.8
  Interest bearing
   deposits:
    Demand                  259.0    268.7    242.4     249.3    261.4
    Savings and money
     market               1,684.6  1,648.1  1,407.9   1,403.6  1,231.2
    Time, $100 and over     634.8    610.8    524.9     460.4    429.2
    Other time               72.0     78.5     67.0      78.3     87.8
                         -------- -------- -------- --------- --------
                          3,815.8  3,849.1  3,400.4   3,250.3  3,198.4
  Customer repurchase
   agreements               195.7    176.0    170.7     149.2    138.5
  Borrowings                 90.9     56.6     69.0     110.0     88.1
  Junior subordinated
   debt                     110.2    110.4    101.9      81.9     81.9
  Accrued interest
   payable and other
   liabilities               14.8     24.3     19.0      18.1     15.6
                         ---------------------------------------------
    Total liabilities     4,227.4  4,216.4  3,761.0   3,609.5  3,522.5
                         -------- -------- -------- --------- --------
Stockholders' Equity
Common stock and
 additional paid-in
 capital                    383.8    381.2    287.5     285.6    274.6
Retained earnings           138.8    130.8    126.2     117.2    105.6
Accumulated other
 comprehensive loss         (3.2)    (0.8)    (5.1)     (9.5)   (13.1)
                         ---------------------------------------------
    Total stockholders'
     equity                 519.4    511.2    408.6     393.3    367.1
                         ---------------------------------------------
    Total liabilities
     and stockholders'
     equity              $4,746.8 $4,727.6 $4,169.6  $4,002.8 $3,889.6
                         =============================================




Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited
                                         Quarter Ended
                          Jun. 30, Mar. 31, Dec. 31, Sep. 30, Jun. 30,
(in thousands)              2007     2007     2006     2006     2006
----------------------------------------------------------------------

Balance, beginning of
 period                   $ 37,519 $ 33,551 $ 33,110  $32,158 $27,689
Acquisitions                    83    3,706        -      403   2,488
Provisions charged to
 operating expenses          2,012      441      709      953   2,456
Recoveries of loans
 previously charged-off:
  Construction and land
   development                   -        -        -        -       -
  Commercial real estate         -        -        -        -       -
  Residential real estate        -        -        -        -       -
  Commercial and
   industrial                   83       71       81       16      99
  Consumer                       9        8       51        5      21
                          --------------------------------------------
    Total recoveries            92       79      132       21     120
Loans charged-off:
  Construction and land
   development                   -        -       64        -       -
  Commercial real estate         -        -        -        -       -
  Residential real estate        -        -        -        -       -
  Commercial and
   industrial                2,727       91      198      398     594
  Consumer                      33      167      138       27       1
                          --------------------------------------------
    Total charged-off        2,760      258      400      425     595
Net charge-offs              2,668      179      268      404     475
                          --------------------------------------------
Balance, end of period    $ 36,946 $ 37,519 $ 33,551  $33,110 $32,158
                          ============================================

Net charge-offs
 (recoveries)
 (annualized) to average
 loans outstanding            0.31%    0.02%    0.04%    0.06%   0.07%
Allowance for loan losses
 to gross loans               1.09     1.12     1.12     1.13    1.16
Non-accrual loans         $    717 $  1,775 $  1,417  $   604 $    20
Other impaired loans           816      827      839    1,351       -
Loans past due 90 days,
 still accruing              6,431      331      794       18     213




Western Alliance Bancorporation and Subsidiaries
Average Balances, Yields and Rates Paid
Unaudited
                           Three Months Ended June 30,
                        2007                          2006
----------------------------------------------------------------------

             Average                       Average
             Balance   Interest  Average   Balance   Interest  Average
Earning         in        in     Yield/       in        in     Yield/
 Assets      millions  thousands  Cost     millions  thousands  Cost
Securities  $   642.1 $    8,939    5.81% $   609.4 $    6,545 4.34%
Federal
 funds sold      36.0        509    5.67%      47.8        619 5.19%
Loans         3,402.6     67,193    7.92%   2,688.4     52,004 7.76%
FHLB stock       16.0        205    5.14%      18.4        214 4.66%
            -------------------- -------- -------------------- -------
Total
 earnings
 assets       4,096.7     76,846    7.56%   3,364.0     59,382 7.09%
Non-earning
 Assets
Cash and due
 from
 banks          105.0                         109.5
Allowance
 for
 loan losses    (37.8)                        (30.0)
Bank-owned
 life
  insurance      85.6                          54.4
Other assets    406.5                         249.3
            ----------                    ----------
Total assets$ 4,656.0                     $ 3,747.2
            ==========                    ==========
Interest
 Bearing
 Liabilities
Sources of
 Funds
Interest-
 bearing
 deposits:
Interest
 checking   $   269.8      1,663    2.47% $   265.2      1,703 2.58%
Savings and
 money
  market      1,646.7     15,715    3.83%   1,176.4      8,818 3.01%
Time
 deposits       692.7      8,454    4.90%     484.6      4,896 4.05%
            -------------------- -------- -------------------- -------
              2,609.2     25,832    3.97%   1,926.2     15,417 3.21%
Borrowings      289.2      3,316    4.60%     308.6      3,284 4.27%
Junior
 subordi-
 nated &
 sub. debt      110.3      1,872    6.81%      56.8      1,138 8.04%
Total
 interest-
 bearing
 liabilities  3,008.7     31,020    4.14%   2,291.6     19,839 3.47%
Non-interest
 Bearing
Non-
 interest-
 bearing
 demand
 deposits     1,106.8                       1,063.8
Other
 liabilities     22.3                          28.9
Stock-
 holders'
 equity         518.2                         362.9
Total
 liabilities
 and stock-
 holders'
 equity     $ 4,656.0                     $ 3,747.2
            ---------                     ---------
Net interest
 income and
 margin               $   45,826    4.52%           $   39,543 4.72%
                      ==========                    ==========
Net interest
 spread                             3.42%                      3.62%




Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited

                                                                     -
                             Alliance  Torrey    Alta       First
                   Bank of   Bank of   Pines   Alliance  Independent
($ in millions)    Nevada    Arizona    Bank     Bank       Bank
----------------------------------------------------------------------
At Jun. 30, 2007:
Assets             $2,921.8 $   755.9 $ 611.2 $    71.0 $      539.3
Gross loans and
 deferred fees      2,117.4     524.2   435.4      22.1        309.8
Less: Allowance
 for loan losses      (22.2)     (6.3)   (4.5)     (0.2)        (3.7)
                   ---------------------------------------------------
Net loans           2,095.2     517.9   430.9      21.9        306.1
                   ---------------------------------------------------
Deposits            2,171.6     662.0   523.8      48.5        414.0
Stockholders'
 equity               354.1      53.6    41.5      23.0        123.8

No. of branches          13        10       6         2            4
No. of FTE              542       145     116        31          100

(in thousands)
Three Months Ended
 Jun. 30, 2007:
Net interest
 income            $ 28,326 $   7,279 $ 6,176 $     473 $      5,122
Provision for loan
 losses               1,427       545      45       104         (109)
                   ---------------------------------------------------
Net interest
 income after
 provision for
 loan losses         26,899     6,734   6,131       369        5,231
Gain/(loss) on
 sale of
 securities               -         -       -         -            -
Mark-to-market
 losses (net)        (2,907)     (440)   (419)        -            -
Noninterest income    2,387       611     451        92          220
Noninterest
 expense            (15,717)   (5,842) (4,417)   (1,445)      (3,273)
                   ---------------------------------------------------
Income (loss)
 before income
 taxes               10,662     1,063   1,746      (984)       2,178
Income tax expense
 (benefit)            3,342       398     770      (394)         730
Net income (loss)  $  7,320 $     665 $   976 $    (590)$      1,448
                   ===================================================
(in thousands)
Six Months Ended
 Jun. 30, 2007:
Net interest
 income            $ 57,292 $  13,973 $12,032 $     852 $      5,122
Provision for loan
 losses               1,714       545     167       136         (109)
Net interest
 income after
 provision for
 loan losses         55,578    13,428  11,865       716        5,231
Gain/(loss) on
 sale of
 securities              (5)        -       -         -            -
Mark-to-market
 losses (net)        (2,921)     (440)   (418)        -            -
Noninterest income    5,329     1,142     898       173          220
Noninterest
 expense            (30,770)  (11,241) (8,741)   (2,768)      (3,273)
Income (loss)
 before income
 taxes               27,211     2,889   3,604    (1,879)       2,178
Income tax expense
 (benefit)            8,852     1,109   1,497      (752)         730
Net income (loss)  $ 18,359 $   1,780 $ 2,107 $  (1,127)$      1,448
                   ===================================================

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited
                                                    Inter-
                                          -         segment  Consoli-
                                                    Elimi-   dated
($ in millions)                             Other   nations  Company
----------------------------------------------------------------------
At Jun. 30, 2007:
Assets                                     $  19.8 $ (172.2)$ 4,746.8
Gross loans and deferred fees                    -    (20.0)$ 3,388.9
Less: Allowance for loan losses                  -        -     (36.9)
                                          ----------------------------
Net loans                                        -    (20.0)  3,352.0
                                          ----------------------------
Deposits                                         -     (4.1)  3,815.8
Stockholders' equity                         (76.6)       -     519.4

No. of branches                                  -        -        35
No. of FTE                                      66        -     1,000

(in thousands)
Three Months Ended Jun. 30, 2007:
Net interest income                        $(1,550)$      - $  45,826
Provision for loan losses                        -        -     2,012
                                          ----------------------------
Net interest income after provision for
 loan losses                                (1,550)       -    43,814
Gain/(loss) on sale of securities                -        -         -
Mark-to-market losses (net)                      -        -    (3,766)
Noninterest income                           2,136     (492)    5,405
Noninterest expense                         (3,459)     492   (33,661)
                                          ----------------------------
Income (loss) before income taxes           (2,873)       -    11,792
Income tax expense (benefit)                (1,000)       -     3,846
Net income (loss)                          $(1,873)$      - $   7,946
                                          ============================
(in thousands)
Six Months Ended Jun. 30, 2007:
Net interest income                        $(2,589)$      - $  86,682
Provision for loan losses                        -        -     2,453
Net interest income after provision for
 loan losses                                (2,589)       -    84,229
Gain/(loss) on sale of securities              289        -       284
Mark-to-market losses (net)                      -        -    (3,779)
Noninterest income                           3,986     (753)   10,995
Noninterest expense                         (6,542)     753   (62,582)
Income (loss) before income taxes           (4,856)       -    29,147
Income tax expense (benefit)                (1,638)       -     9,798
Net income (loss)                          $(3,218)$      - $  19,349
                                          ============================




Western Alliance Bancorporation and Subsidiaries

Operating Segment Results

                           Alliance                  Inter-

                    Bank     Bank    Torrey          segment  Consoli
                    of       of      Pines           Elimi-   dated
($ in millions)    Nevada   Arizona  Bank    Other   nations  Company
----------------------------------------------------------------------
At Jun. 30, 2006:
Assets            $2,841.6  $ 605.3 $ 478.1 $  27.8 $  (63.2)$3,889.6
Gross loans and
 deferred fees     1,907.2    494.4   381.0       -    (10.0) 2,772.6
Less: Allowance
 for loan losses     (22.1)    (6.1)   (4.0)      -        -    (32.2)
                  ----------------------------------------------------
Net loans          1,885.1    488.3   377.0       -    (10.0) 2,740.4
                  ----------------------------------------------------
Deposits           2,320.8    494.0   397.7       -    (14.1) 3,198.4
Stockholders'
   equity            318.9     47.9    36.5   (36.2)       -    367.1

No. of branches         14        7       5       -        -       26
No. of FTE             441      136      96      44        -      717

(in thousands)
Three Months Ended
   Jun. 30, 2006:
Net interest
   income         $ 28,663  $ 6,382 $ 5,551 $(1,053)$      - $ 39,543
Provision for
   loan losses       1,927      148     381       -        -    2,456
                  ----------------------------------------------------
Net interest
 income
after provision
for loan losses     26,736    6,234   5,170  (1,053)       -   37,087
Noninterest
   income            1,873      665     408  15,033  (13,497)   4,482
Noninterest
   expense         (13,133)  (4,849) (3,598) (3,320)     330  (24,570)
                  ----------------------------------------------------
Income (loss)
 before
income taxes        15,476    2,050   1,980  10,660  (13,167)  16,999
Income tax expense
   (benefit)         5,314      807     816    (815)       -    6,122
                  ----------------------------------------------------
Net income (loss) $ 10,162  $ 1,243 $ 1,164 $11,475 $(13,167)$ 10,877
                  ====================================================
(in thousands)
Six Months Ended
 Jun. 30, 2006:
Net interest
   income         $ 47,357  $12,177 $10,528 $(1,125)$      - $ 68,937
Provision for
   loan losses       1,714      682     602       -        -    2,998
                  ----------------------------------------------------
Net interest
 income
after provision
for loan losses     45,643   11,495   9,926  (1,125)       -   65,939
Noninterest
   income            3,490    1,031     675  25,533  (22,750)   7,979
Noninterest
   expense         (23,158)  (9,235) (6,785) (5,574)     662  (44,090)
                  ----------------------------------------------------
Income (loss)
 before
income taxes        25,975    3,291   3,816  18,834  (22,088)  29,828
Income tax expense
   (benefit)         8,774    1,284   1,562  (1,107)       -   10,513
                  ----------------------------------------------------
Net income (loss) $ 17,201  $ 2,007 $ 2,254 $19,941 $(22,088)$ 19,315
                  ====================================================


    CONTACT: Western Alliance Bancorporation
             Robert Sarver, 602-952-5445 (Media)
             Dale Gibbons, 702-248-4200 (Investor)